UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2005

TEXOLA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

4425 Cecile, Pierrefonds, Quebec, Canada H9K 1N1

(Address of principal executive offices and Zip Code)

514.865.9978

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of November 8, 2005, Raymond Li resigned as our President, Secretary and Treasurer after which Thornton Donaldson was appointed as our President, Secretary and Treasurer as of the same date.

Mr. Donaldson has not entered into any employment agreement with our company regarding his employment as the President, Secretary and Treasurer of our company and there are no family relationships among Mr. Donaldson and any other director or executive officer of our company.

Mr. Donaldson is currently a director of our company. In addition to the positions held in our company, Mr. Donaldson was the President of Canwest Petroleum Corporation from April 1998 to May 16, 2002 and from September 15, 2003 to present. Canwest Petroleum is a company whose shares are quoted on the OTC Bulletin Board. Mr. Donaldson was also President of Rich Coast, Inc., an industrial waste treatment company located in Dearborn, Michigan from 1984 to 1993, and was a director of Rich Coast from 1993 to 1999. Mr. Donaldson is a director of Lorex Resources, Ltd., a mineral exploration company located in Vancouver, British Columbia since July 1999. Additionally, Mr. Donaldson is the President and sole director of United Corporate Advisers Ltd., a geological and financial consulting business founded by Mr. Donaldson in 1970. Mr. Donaldson has also been self-employed as a consulting geologist and financial advisor as of 1978.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

Date: November 10, 2005

/s/ Thornton Donaldson

Thornton Donaldson

President, Secretary, Treasurer

and Director